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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                            -----------------------------

                                       FORM 8-K

                            -----------------------------

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):
                                     June 6, 1997


                           CABLEVISION SYSTEMS CORPORATION
                (Exact Name of Registrant as specified in its charter)


                                       Delaware
                               (State of Incorporation)


        1-9046                                    11-2776686
(Commission File Number)                         (IRS Employer
                                            Identification Number)



                 One Media Crossways, Woodbury, New York 11797
                    (Address of principal executive offices)

                 Registrant's telephone number, including area code:
                                   (516) 364-8450

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Item 5.  Other Events.

         Cablevision Systems Corporation, a Delaware corporation ("CSC"), has entered in to a Contribution and Merger Agreement, dated as of June 6, 1997 (the "Contribution and Merger Agreement"), with TCI Communications, Inc., a Delaware corporation and the principal cable television subsidiary of Tele-Communications, Inc. ("TCI Communications"), CSC Parent Corporation, a Delaware corporation wholly owned by CSC ("Parent"), and CSC Merger Corporation, a Delaware corporation wholly owned by Parent ("Merger Sub"). The Contribution and Merger Agreement provides for the merger of Merger Sub with and into CSC, with CSC as the surviving corporation, and the conversion in the merger of outstanding shares of CSC common stock into like shares of common stock of Parent and for the contribution by or on behalf of TCI Communications of corporations (the "Contributed Entities") owning specified cable television systems located in New Jersey, Long Island and New York's Rockland and Westchester counties and having outstanding $669,000,000 in indebtedness in exchange for 12,235,543 shares of Class A Common Stock of Parent, subject to adjustment in certain events. CSC will remain the obligor for its existing debt and preferred stock obligations, although by their terms, CSC's Series I Preferred Shares will become convertible into Series A Common Stock of Parent. The Contributed Entities had approximately 816,000 subscribers as of March 31, 1997 and are expected to generate approximately $200,000,000 in cash flow in 1997. Following the closing (the "Closing") of the transactions contemplated by the Contribution and Merger Agreement, Parent will be renamed Cablevision Systems Corporation.

          As a result of the transactions contemplated by the Contribution and Merger Agreement, existing CSC shareholders will become shareholders of Parent, which will be a new publicly traded company that will own CSC and, separately, the Contributed Entities. The Contribution and Merger Agreement permits Parent immediately to combine the cable operations of CSC and the Contributed Entities, dependent upon the receipt of a favorable tax ruling or, if such ruling is not obtained, to effect such combination more than one year after closing. CSC is optimistic that it will obtain this ruling before Closing, although there can be no assurance that it will do so. The Contribution and Merger Agreement also permits CSC to establish its Rainbow programming operations as a separate subsidiary of Parent, dependent upon receipt of the tax ruling or, if such ruling is not obtained, more than one year after Closing. Combination of the Contributed Entities and the CSC cable systems and any separation of the Rainbow programming subsidiary from CSC is also dependent upon compliance with CSC's debt covenants and upon the receipt of regulatory approvals.

         The Closing is conditioned, among other things, upon expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of approvals from federal, state and local governmental agencies, and approval of CSC shareholders. CSC shareholders having a majority of the CSC's

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voting power have agreed with TCI Communications in a voting agreement (the
"Voting Agreement") that they will vote to approve the adoption of the Contribution and Merger Agreement and the issuance of Parent shares to TCI Communications and against any matter that would compete with or interfere with such adoption and issuance.

         The Contribution and Merger Agreement provides that at the Closing, Parent, Tele-Communications, Inc., a Delaware corporation and owner of TCI Communications ("TCI"), and certain holders of Parent's Class B Common Stock (the "Class B Stockholders") will enter into a Stockholders Agreement (the "Stockholders Agreement") providing, among other things for: (i) limits on TCI's ability to buy more than an additional 10% of the Class A Common Stock of Parent, (ii) limitations on TCI's ability to transfer Class A Common Stock to any person who after such transfer would beneficially own 10% or more of the outstanding Parent Class A Common Stock or 5% or more of all the outstanding Parent common stock, except for transfers of all of TCI's Class A Common Stock to a single purchaser who agrees to become a party to the Stockholders Agreement, transfers to certain TCI subsidiaries and transfers
in connection with a bona fide pledge to secure a borrowing,   (iii)
consultation rights between Parent, TCI and the Class B Stockholders regarding sales of Parent or significant Parent assets, sales of Class A Common Stock owned by TCI and sales of Class B Common Stock owned by the Class B Stockholders, (iv) certain tag-along and drag-along rights between TCI and the Class B Stockholders, (v) preemptive rights for TCI on new issuances of Parent common stock so that TCI may maintain ownership of 33% of the outstanding Parent common stock, with certain limited exceptions, (vi)
TCI's right to designate two  Class B directors,   (vii) the right of TCI
director designees to membership on a Parent Board committee to approve certain transactions with Class B Stockholders and their family members that will give such designees a veto over such transactions, (viii) TCI's agreement to vote in proportion with the public Parent Class A stockholders for the election of the 25% of Parent directors which the Parent Class A Common Stock is entitled to elect, (ix) Parent's agreement not to effect acquisition transactions that would cause the debt to cash flow ratio of Parent (calculated as described in the Stockholders Agreement) to exceed a specified ratio (initially 8.0 to 1, and declining to 7.5 to 1 after December 31, 1999), and (x) registration rights under the Securities Act of 1933 for shares of Parent Class A Common Stock owned by TCI.

         This Current Report on Form 8-K contains statements that constitute forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expected 1997 cash flows for the Contributed Entities and the receipt of a favorable tax ruling from the Internal Revenue Service. Investors are cautioned that such forward looking statements are not guarantees of future performance or results and involve risks and uncertainties, that actual results or developments may differ materially from the forward looking statements as a result of various factors. Factors which may cause such differences to occur include but are not limited to
(i) whether expenses of the Contributed Entities increase at a rate faster than

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expected,  (ii) the level of growth in the revenues of the Contributed
Entities, (iii) subscriber demand, competition, the cost of products and industry conditions, (iv) new competitors entering the franchise areas of the Contributed Entities, and (v) other risks and uncertainties inherent in the cable television business.




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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CABLEVISION SYSTEMS CORPORATION



                                  By:  /s/ Robert S. Lemle
                                       ----------------------------
                                       Name:  Robert S. Lemle
                                       Title: Executive Vice President
                                              and General Counsel

Date: June 9, 1997